Exhibit 99.2

Noble Energy / CONSOL Marcellus Joint Venture August 18, 2011

2 Forward-looking Statements and Non-GAAP Measures This presentation includes projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Risks, uncertainties and assumptions that could cause actual results to differ materially from those projected include, without limitation, the timing to close the transaction, the failure to satisfy closing conditions to the transaction, Noble Energy's ability to achieve the benefits contemplated by the transaction, the diversion of management time on transaction-related issues, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy's business that are detailed in its Securities and Exchange Commission filings. Words such as "anticipates," "believes," "expects," "intends," "will," "should," "may," and similar expressions may be used to identify forward-looking statements. Noble Energy assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law. Investors are urged to consider closely the disclosures and risk factors in our Form 10-K for the year ended December 31, 2010 and Form 10-Qs for the quarters ended March 31, 2011 and June 30 2011, available from Noble Energy's offices or website, http://www.nobleenergyinc.com. These forms can also be obtained from the SEC by calling 1-800-SEC-0330. This presentation also contains certain historical and forward-looking non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Noble Energy's overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Please also see the Appendix to this presentation and Noble Energy's website at http://www.nobleenergyinc.com under "Investors" for reconciliations of the differences between any historical non-GAAP measures used in this presentation and the most directly comparable GAAP financial measures. The GAAP measures most comparable to the forward-looking non-GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort. The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Beginning with year-end reserves for 2009, the SEC also permits the optional disclosure of probable and possible reserves. We have elected not to disclose the Company's probable and possible reserves in our filings with the SEC. We use certain terms in this presentation, such as "risked resources," "gross mean resources," "risked resource potential" and "unrisked resource potential," that the SEC's guidelines strictly prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. Investors are urged to consider closely the disclosures and risk factors in our Form 10-K for the year ended December 31, 2010 and Form 10-Qs for the quarters ended March 31, 2011 and June 30 2011, available from Noble Energy's offices or website, http://www.nobleenergyinc.com. These forms can also be obtained from the SEC by calling 1-800-SEC-0330. For additional information - website http://www.nobleenergyinc.com

3 Strategic Impacts Further strengthens and rebalances portfolio Adds New Core Growth Area Marcellus is one of the most economically attractive developments in NA Returns competitive with current portfolio Potential for net production to reach 600 MMcfe/d in 2015 Enhances the Portfolio Provides additional domestic growth to balance future international growth Increases inventory of low-risk, repeatable investment opportunities Adds more exposure to North American shale gas Focuses U.S. Capital and Staff on Three Growth Regions Marcellus, DJ basin and deepwater GOM

4 50 Percent Interest in 663,350 Undeveloped Acres Total consideration of $7,100 per acre NPV10 $1.07 B paid in 3 equal annual cash installments starting at closing $2.13 B in the form of a 33% carry of drilling and completion costs Carry expected to extend over 8 years, capped at $400 MM annually and suspended at natural gas prices below $4 per MMBtu 50 Percent Interest in Existing Marcellus Production and Infrastructure $160 MM for 35 MMcfe/d net $59 MM for gathering assets Effective Date is July 1, 2011 Expected to close by the end of September 2011 Transaction Summary

5 Marcellus Joint Venture Acreage Large Acreage Position within Marcellus Fairway NBL to acquire 50% of 663,350 net acres Located in both wet and dry gas windows NBL's initial operations in wet gas area Risked Resources Estimated at 7.4 Tcfe Net to NBL Net proved reserves of ~ 400 Bcfe as of year-end 2010 4,400 potential drilling locations Plan to Accelerate the Pace of Development Increase rig count from 4 to 16 in 2015 Potential for net production to reach 600 MMcfe/d in 2015

6 Unique Structure Provides for Superior Value Creation Partnering with a Well-known Experienced Appalachian Operator Joint oversight and operations results in sharing of best practices and expertise Allows for coordination with area mining activities Distinguishing Leasehold Features to Enhance Returns Net revenue interest of 88% Over 85% held by production Almost entirely operated with close to 100% working interest Includes access to 110,000 surface acres Established Infrastructure Included Gathering, processing and transportation Gas blending available Access to water resources and recycling capabilities Transaction Costs Spread Over Long Time Horizon Integrates well with NBL's long range plan while retaining strong balance sheet Creates better partner alignment on investment decisions incorporate Pre-defined Long-term Development Plan

7 Marcellus Joint Venture Great fit with Noble's strategy and portfolio Competitive Access Cost for a High-quality Asset Significant Scale and Impact Large Inventory of Low-risk Projects with Competitive Returns Unique Structure Utilizes Partners' Strengths and Aligns Interests Strengthens and Rebalances NBL's Asset Portfolio Preserves NBL's Strong Balance Sheet Creates Substantial Long-term Value

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